Exhibit 1.1

[Medium-Term Notes, Series J]

Target Corporation

$1,850,000,000

Medium-Term Notes, Series J

Distribution Agreement

August 19, 2003

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, Floor 15

New York, New York 10080

Banc of America Securities LLC

100 North Tyron Street

Charlotte, North Carolina 28255

Banc One Capital Markets, Inc.

1 Bank One Plaza

Suite IL 1-0595

8th Floor

Chicago, Illinois 60670-0595

Citigroup Global Markets Inc.

388 Greenwich Street

32nd Floor

New York, New York 10013

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Target Corporation, a Minnesota corporation (the “Company”), proposes to issue and sell from time to time its Medium-Term Notes, Series J (the “Securities”), in an aggregate amount up to $1,850,000,000 and agrees with each of you (individually, an “Agent”, and collectively, the “Agents”) as set forth in this Agreement.

Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf or indirectly through other agents, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a “Terms Agreement”), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.  This Distribution Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

The Securities will be issued pursuant to the Indenture, dated as of August 4, 2000, as amended or supplemented from time to time (the “Indenture”), between the Company and Bank One Trust Company, N.A., as Trustee (the “Trustee”).  The Securities shall have the maturity ranges, interest rates and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time.  The Securities will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture.

1.                                       The Company represents and warrants to, and agrees with, each Agent that:

(a)                                  A registration statement on Form S-3 (File No. 333-82500) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included in the registration statement, has been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”) each in the form heretofore delivered to the Agents); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the “Registration Statement”; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to the documents incorporated by reference therein pursuant to the applicable form under the Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a “Pricing Supplement”), shall be deemed to include, without limitation, any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated in such Preliminary Prospectus or Prospectus by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b)                                 The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Prospectus or by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(c)                                  The Registration Statement, as of the applicable effective date, and the Prospectus as of the applicable filing date, conformed, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the applicable filing date of the Prospectus or any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Prospectus or by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(d)                                 Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and in the Prospectus, there has not been any change in the capital stock (other than issuances of common stock pursuant to stock option and other compensatory plans and arrangements adopted by the Board of Directors of the Company, issuances of common stock upon conversions of convertible preferred stock and repurchases by the Company under its publicly announced common stock buy back programs authorized by the Company’s Board of Directors on January 13, 1999 and March 8, 2000) or any increases in the long-term debt (excluding capital leases and commercial paper backed by long-term credit facilities, increases solely due to the provisions of SFAS 133 relating to interest rate swaps and the June 11, 2003 issuance by the Company of $500,000,000 aggregate principal amount of its 4.000% Notes due 2013) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ investment or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(e)                                  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(f)                                    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction where, in light of the nature of the business transacted or the property owned by it, such qualification is necessary and the failure so to qualify might permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liabilities in such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction where, in light of the nature of the business transacted or the property owned by it, such qualification is necessary and the failure so to qualify might permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liabilities in such jurisdiction;

(g)                                 The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares, certain outstanding shares of non-voting common stock of The Associated Merchandising Corporation and certain outstanding shares of preferred stock of Dayton Development Company) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(h)                                 The establishment of the Medium-Term Note Program, Series J, of the Company has been duly authorized.  When the terms of a particular issuance of the Securities have been established in accordance with the Indenture, and such Securities are issued and delivered pursuant to this Agreement and any Terms Agreement and authenticated in accordance with the terms of the Indenture, such Securities will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms and the Securities of any particular issuance of Securities will conform to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

(i)                                     The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been obtained, or will have been obtained prior to the Commencement Date (as defined in Section 3 hereof), under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or NASD regulations in connection with the solicitation by the Agents of offers to purchase the Securities from the Company and with purchases of the Securities by the Agents as principals, as the case may be, in each case in the manner contemplated hereby;

(j)                                     There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Prospectus and other than litigation or governmental proceedings which individually and in the aggregate do not have a material adverse effect on the financial position, shareholders’ investment or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

(k)                                  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

2.                                       (a)                                  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees to use its reasonable efforts, as agent of the Company, to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time.  The Company may from time to time sell Securities otherwise than through an Agent and may engage another agent with respect to a specific purchase, provided that the Agents are given notice of such purchase promptly after it is consummated.  The Company reserves the right to add another agent as a party to this Agreement.  The Company also reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf.  In the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable under this Agreement with respect to such sale.  These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the “Administrative Procedure”).  The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement (unless such Terms Agreement specifically provides that such provisions shall apply).  Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure.  The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities.  As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.  During such period, the Company shall not be required to comply with the provisions of Sections 4(h), 4(i), 4(j) and 4(k).  Upon advising the Agents that such solicitation may be resumed, however, the Company shall, upon request of the Agents (unless the Company has accepted an offer to purchase Securities, in which case no such request shall be necessary), simultaneously provide the documents required to be delivered by Sections 4(h), 4(i), 4(j) and 4(k), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents, if so requested, have been received by the Agents.  In addition, any failure by the Company to comply with its obligations hereunder, including without limitation its obligation to deliver the documents required by Sections 4(h), 4(i), 4(j) and 4(k), shall automatically terminate the Agents’ obligations hereunder to solicit offers to purchase the Securities hereunder as agent.

Unless otherwise agreed to by the Company and the applicable Agent, the Company agrees to pay to each Agent (or jointly to two or more of the Agents if such solicitation is jointly made) a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following percentage of the principal amount of such Security sold:

Range of Maturities	Commission (percentage of aggregate principal amount of Securities sold)
From 9 months to less than 18 months	.150%
From 18 months to less than 2 years	.200%
From 2 years to less than 3 years	.250%
From 3 years to less than 4 years	.350%
From 4 years to less than 5 years	.450%
From 5 years to less than 6 years	.500%
From 6 years to less than 7 years	.550%
From 7 years to less than 10 years	.600%
From 10 years to less than 20 years	.625%
20 years and more	.750%

Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Securities other than those rejected by such Agent.  The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed purchase of Securities as a whole or in part.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer received by it to purchase Securities, as a whole or in part, and any such rejection by such Agent shall not be deemed a breach of its agreements contained herein.

(b)                                 Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent.  Any Agent’s commitment to purchase Securities as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities, and the time, date and place of delivery of and payment for such Securities.  Such Terms Agreement shall also specify the procedural details relating to the issue and delivery of such Securities and any requirements for officers’ certificates, opinions of counsel and accountants’ letters pursuant to Section 4 hereof. Each Agent proposes to offer Securities purchased by it as principal for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by such Agent from the Company.

For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure.  For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

Each time and date of delivery of and payment for Securities to be purchased by any Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a “Time of Delivery.”

(c)                                  Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency, except as permitted by applicable law.

3.                                       The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York at 11:00 a.m., New York City time, on August 19, 2003 (the “Commencement Date”).

4.                                       The Company covenants and agrees with each Agent:

(a)                                  (i)                                     To make no amendment or supplement to the Registration Statement or the Prospectus after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof unless in the opinion of counsel to the Company such amendment or supplement is required by law, provided, however, that the Company shall only be required to provide the Company’s periodic filings to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act to King & Spalding LLP, counsel to the Agents, on behalf of the Agents, on the business day prior to the date on which such filings are to be transmitted for filing with the Commission;

(ii)                                  to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to the applicable subparagraph of Rule 424(b) under the Act not later than the time period specified therein;

(iii)                               to make no amendment or supplement at any time to the Registration Statement or Prospectus, other than any Pricing Supplement, prior to having afforded each Agent a reasonable opportunity to review and comment thereon, provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except that the Company will cause copies of such filings to be delivered to the Agents promptly after being transmitted for filing with the Commission; provided, further, however, that to the extent any Agent shall disapprove of any of the Company’s periodic filings with the Commission required to be so filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, such Agent shall have the right, in its sole discretion, to suspend solicitation of offers to purchase Securities from the Company until such time as the Company amends such filing or takes such other action as is satisfactory to such Agent with respect to such filing;

(iv)                              to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent and other than documents incorporated by reference in the Prospectus) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and

(v)                                 in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)                                 Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or such Prospectus that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

(d)                                 To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158 under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the option of the Company, Rule 158);

(e)                                  During the period when this Agreement is in effect, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to such Agent as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and, after termination of this Agreement but during such time as any Securities are outstanding, furnish to any Agent such reports, other communications and financial statements upon the request of such Agent;

(f)                                    That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of any trading restrictions for the Securities purchased thereunder as specified in the Terms Agreement (such Agent to notify the Company of such termination), and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than nine months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

(g)                                 That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

(h)                                 That, if so requested by such Agent (unless the Company has accepted an offer to purchase Securities, in which case no such request shall be necessary), each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement to the Prospectus or any other amendment or supplement relating solely to a change in the terms of the Securities), including, without limitation, each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies that King & Spalding LLP, counsel to the Agents, is required to deliver an opinion or opinions as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel, reasonably in advance of the date on which such opinion is required, such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

(i)                                     That, if so requested by such Agent (unless the Company has accepted an offer to purchase Securities, in which case no such request shall be necessary), each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement to the Prospectus or any other amendment or supplement relating solely to a change in the terms of the Securities), including, without limitation, each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies that the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent written opinions of the Company’s General Counsel and Faegre & Benson LLP, or other counsel satisfactory to such Agent in its reasonable judgment, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent in its reasonable judgment to the effect that such Agent may rely on the opinions referred to in Sections 6(c) and 6(d) hereof which were last furnished to such Agent to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinions, opinions of the same tenor as the opinions referred to in Sections 6(c) and 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(j)                                     That, if so requested by such Agent (unless the Company has accepted an offer to purchase Securities, in which case no such request shall be necessary), each time the Registration Statement or the Prospectus shall be amended or supplemented, including, without limitation, each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in any case to set forth financial information included in or derived from the Company’s consolidated financial statements or accounting records, and, each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent in its reasonable judgment, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(e) hereof which was last furnished to such Agent; and

(k)                                  That, if so requested by such Agent (unless the Company has accepted an offer to purchase Securities, in which case no such request shall be necessary), each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement to the Prospectus as amended or supplemented or any other amendment or supplement relating solely to a change in the terms of the Securities), including, without limitation, each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate executed by officers of the Company satisfactory to such Agent, dated the date of such supplement, amendment, incorporation or Time of Delivery related to such sale, as the case may be, in such form as shall be satisfactory to such Agent in its reasonable judgment, to the effect that the statements contained in the certificates referred to in Section 6(j) hereof which were last furnished to such Agent are true and correct at such date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(j) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

5.                                       The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following:  (i) the fees and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplement and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents incurred in connection with the establishment of the program contemplated hereby and, except as otherwise provided in the following clause (iii), the transactions contemplated hereunder including rendering any opinions hereunder; (iii) unless otherwise specified in a Terms Agreement or otherwise, the fees and expenses of counsel for the Agents incurred in connection with the transactions contemplated by such Terms Agreement, including rendering any opinions thereunder; (iv) the cost of printing or reproducing this Agreement, any Terms Agreement, the Indenture, any Blue Sky and Legal Investment Memoranda, initial closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (vi) any fees charged by securities rating services for rating the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

6.                                       The obligation of any Agent, as agent of the Company, to solicit offers to purchase the Securities at any time (the “Solicitation Time”), and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s reasonable discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of any Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and, if and to the extent requested by such Agent, at and as of any applicable date referred to in Section 4(k) hereof, the condition that the Company shall have performed all of its obligations hereunder theretofore in each case to be performed and the following additional conditions:

(a)                                  (i)  With respect to any Securities sold pursuant to this Agreement, any Terms Agreement or otherwise, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

(b)                                 King & Spalding LLP, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the matters covered in the first clause of paragraph (i) and paragraphs (iv), (v), (vii) and (x) of subsection (d) below, as well as such other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, on each applicable date referred to in Section 4(h), an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  James T. Hale, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Company, or another of the Company’s lawyers satisfactory to the Agents, shall have furnished to such Agent his or her written opinion, dated the Commencement Date and, if and to the extent requested by such Agent, any applicable date referred to in Section 4(i), as the case may be, in form and substance satisfactory to such Agent, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii)                                  The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction where, in light of the nature of the business transacted or the property owned by it, such qualification is necessary and the failure so to qualify might in such counsel’s opinion permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liabilities in such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that such counsel believes that both such Agent and such counsel are justified in relying upon such opinions and certificates);

(iii)                               Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction where, in light of the nature of the business transacted or the property owned by it, such qualification is necessary and the failure so to qualify might in such counsel’s opinion permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liabilities in such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that such counsel believes that both such Agent and such counsel are justified in relying upon such opinions and certificates);

(iv)                              All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and all of the outstanding shares of capital stock of each such subsidiary (except for directors’ qualifying shares, certain outstanding shares of non-voting common stock of The Associated Merchandising Corporation and certain outstanding shares of preferred stock of Dayton Development Company) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that such counsel believes that both such Agent and such counsel are justified in relying upon such opinions and certificates);

(v)                                 To the best of such counsel’s knowledge there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Prospectus and other than litigation or governmental proceedings which individually and in the aggregate are not material to the Company and its subsidiaries; and to the best of such counsel’s knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)                              The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement, any applicable Terms Agreement, the Interest Calculation Agency Agreement, dated as of August 19, 2003 (the “Interest Calculation Agency Agreement”), between the Company and Bank One Trust Company, N.A., as Calculation Agent, and the Letter of Representations, dated as of August 19, 2003 (the “Letter of Representations”), among the Company, the Trustee and The Depository Trust Company and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and

(vii)                           The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

(d)                                 Faegre & Benson LLP, counsel for the Company, shall have furnished to such Agent their written opinion, dated the Commencement Date and, if and to the extent requested by an Agent, any applicable date referred to in Section 4(i), as the case may be, in form and substance satisfactory to such Agent, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)                                  The Company has an authorized capitalization as set forth in the Prospectus;

(iii)                               To the best of such counsel’s knowledge there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Prospectus and other than litigation or governmental proceedings which individually and in the aggregate are not material to the Company and its subsidiaries; and to the best of such counsel’s knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv)                              This Agreement (and any applicable Terms Agreement) has been duly authorized, executed and delivered by the Company;

(v)                                 The Medium-Term Note Program, Series J, of the Company has been duly authorized by the Company.  When the terms of a particular issuance of the Securities have been established in accordance with the Indenture and such Securities are issued and delivered by the Company in accordance with the terms of this Agreement and any Terms Agreement and authenticated in accordance with the terms of the Indenture, such Securities will have been duly authorized, executed, authenticated, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding in equity or law); and the Indenture conforms and the Securities will conform to the descriptions thereof in the Prospectus as amended or supplemented;

(vi)                              Each of the Indenture, the Interest Calculation Agency Agreement and the Letter of Representations has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding in equity or law); and the Indenture has been duly qualified under the Trust Indenture Act;

(vii)                           The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any applicable Terms Agreement, the Interest Calculation Agency Agreement and

the Letter of Representations and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any document filed or incorporated by reference by the Company as an exhibit to its most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K or any other material contract known to such counsel, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation applicable to the Company and known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(viii)                        No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, the Indenture, the Interest Calculation Agency Agreement or the Letter of Representations, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or NASD regulations in connection with the solicitation by the Agents of offers to purchase Securities from the Company and with purchases of Securities by an Agent as principal, as the case may be, in each case as contemplated by this Agreement;

(ix)                                The statements set forth in the Prospectus under the caption “United States Federal Taxation” insofar as they purport to describe the provisions of the laws referred to therein, are accurate and fairly present the information called for with respect to such matters of law; and

(x)                                   The Registration Statement and the Prospectus (other than the financial statements and related schedules therein and documents incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise provided in subsection (ix) of this Section 6(d)), such counsel has no reason to believe that the Registration Statement contained, as of its effective date, or that the Prospectus as amended or supplemented contained as of the date of such amendment or supplement, or that either the Registration Statement or the Prospectus contains as of the date of such opinion, an untrue statement of material fact or that the Registration Statement omitted as of such effective date, or that the Prospectus omits as of the date of such opinion, to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in each case, other than the financial statements and related schedules therein, as to which such counsel need express no opinion); and

(e)                                  Not later than 10:00 a.m., New York City time, on the Commencement Date, and, if and to the extent requested by an Agent, on each applicable date referred to in Section 4(j), the independent accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Closing Date, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto.

(f)                                    (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus prior to the Solicitation Time or the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, as the case may be, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus prior to the Solicitation Time or the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, as the case may be; and (ii) since the respective dates as of which information is given in the Prospectus prior to the Solicitation Time or the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, as the case may be, there shall not have been any change in the capital stock (other than issuances of common stock pursuant to stock option and other compensatory plans and arrangements adopted by the Board of Directors of the Company, issuances of common stock upon conversions of convertible preferred stock and repurchases by the Company under its publicly announced common stock buy back programs authorized by the Company’s Board of Directors on January 13, 1999 and March 8, 2000) or any increase in the long-term debt (excluding capital leases and commercial paper backed by long term credit facilities, increases solely due to the provisions of SFAS 133 relating to interest rate swaps and the June 11, 2003 issuance by the Company of $500,000,000 aggregate principal amount of its 4.000% Notes due 2013) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ investment or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus prior to the Solicitation Time or the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, as the case may be, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase by such Agent of Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus prior to the Solicitation Time or the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, as the case may be.

(g)                                 During the period in which the Agents are soliciting offers to purchase Securities or during the period between the date of any Terms Agreement and the related Time of Delivery, as applicable, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, the effect of which, in any such case described in clause (i) or (ii), in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase by such Agent of Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(h)                                 During the period in which the Agents are soliciting offers to purchase Securities or during the period between the date of any Terms Agreement and the related Time of Delivery, there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in any securities issued by the Company; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any material adverse change in financial, political or economic conditions in or affecting the United States or a disruption in commercial banking or securities settlement or clearance services in the United States, if the effect of any such event specified in clause (iv) or (v) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase by such Agent of Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(i)                                     During the period in which the Agents are soliciting offers to purchase Securities or during the period between the date of any Terms Agreement and the related Time of Delivery, with respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency, the effect of which, in any such case described in this Section 6(i), in the judgment of such

Agent makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities or the purchase by such Agent of Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(j)                                     The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and, if and to the extent requested by such Agent, any applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a), (f) and (g) of this Section 6, and as to such other matters as such Agent may reasonably request.

7.                                       (a)                                  The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented, or any other prospectus relating to the Securities or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

(b)                                 Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e)                                  The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

8.                                       Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as an agent for the Company, and not as principal.  Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase for any reason is not consummated.  If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

9.                                       The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or the Company or any of its officers, directors or controlling persons, and shall survive each delivery of and payment for any of the Securities.

10.                                 The provisions of this Agreement relating to the solicitation of offers to purchase Securities may be suspended or terminated at any time by the Company as to any or all Agents or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be.  In addition, this Agreement may be terminated at any time by the Company as to any or all Agents or by any Agent as to such Agent upon the giving of written notice of such termination to such Agent or the Company, as the case may be.  In the event of such suspension or termination with respect to any Agent, (X) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (Y) this Agreement shall remain in full force and effect with respect to rights and obligations of any party which have previously accrued and which relate to Securities already issued or agreed to be issued (as a result of the acceptance by the Company of any offer to purchase Securities) at the time of such suspension or termination, and (Z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), and Sections 4(d), 4(e), 5, 7, 8 and 9 hereof are concerned.

11.                                 Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 4 World Financial Center, Floor 15, New York, New York 10080, Fax No. (212) 449-2234, Attention:  MTN Product Management, and if to Banc of America Securities LLC shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 100 North Tyron Street, Charlotte, North Carolina 28255, Fax No. (704) 386-3522, Attention:  MTN Product Management, if to Banc One Capital Markets, Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 1 Bank One Plaza, Suite IL 1-0595, 8th Floor, Chicago, Illinois 60670-0595, Fax No. (312) 732-4773, Attention: Structuring and Execution Group, if to Citigroup Global Markets Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 388 Greenwich Street, 32nd Floor, New York, New York 10013, Fax No. (212) 816-0949, Attention:  Legal Department, if to Goldman,

Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street, New York, New York 10004, Fax No. (212) 363-7609, Attention:  Credit Department, if to J.P. Morgan Securities Inc. shall be sufficient in all respect when delivered or sent by facsimile transmission or registered mail to 270 Park Avenue, 8th Floor, New York, New York 10017, Fax No. (212) 834-6081, Attention:  Medium-Term Notes Desk, if to Lehman Brothers Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 745 Seventh Avenue, New York, New York, 10019, Fax No. (212) 526-0943, Attention:  Fixed Income Syndicate/Medium Term Note Desk; and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Target Corporation, 1000 Nicollet Mall, Minneapolis, Minnesota 55403, Fax No. (612) 761-5573, Attention:  Treasurer.

12.                                 This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.  No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

13.                                 This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

14.                                 Time shall be of the essence in this Agreement and any Terms Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.                                 This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with each of the Agents’ understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of the Agents thereof shall constitute a binding agreement between the Company and each of the Agents in accordance with its terms.

Very truly yours,

TARGET CORPORATION

		By:	/s/ Sara J. Ross
Sara J. Ross
Assistant Treasurer

Accepted in New York, New York, as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Diane Kenna

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang

BANC ONE CAPITAL MARKETS, INC.

By:	/s/ Robert Nordlinger

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Sarah Ashmore Bradley
Sarah Ashmore Bradley, Vice President

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.

By:	/s/ Carl J. Mehldau, Jr.

LEHMAN BROTHERS INC.

By:	/s/ Martin Goldberg

ANNEX I

Target Corporation

$1,850,000,000 Medium-Term Notes, Series J

TERMS AGREEMENT

                       , 200

[Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, Floor 15

New York, New York 10080]

[Banc of America Securities LLC

100 North Tyron Street

Charlotte, North Carolina 28255]

[Banc One Capital Markets, Inc.

1 Bank One Plaza

Suite IL 1-0595

8th Floor

Chicago, Illinois 60670-0595]

[Citigroup Global Markets Inc.

388 Greenwich Street

32nd Floor

New York, New York 10013]

[Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004]

[J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017]

[Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019]

Ladies and Gentlemen:

Target Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated August 19, 2003 (the “Distribution Agreement”), between the Company on the one hand and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., J.P. Morgan Securities Inc. and Lehman Brothers Inc. on the other hand (the “Agents”), to issue and sell to [Name(s) of Agent(s)] the securities specified in the Schedule hereto (the “Purchased Securities”).  Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Distribution Agreement shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to you and you agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

If for any reason the Purchased Securities are not delivered by or on behalf of the Company, the Company will reimburse you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by you in making preparations for the purchase, sale and delivery of the Purchased Securities but then the Company shall be under no further liability to you except as provided in Sections 5 and 7 of the Distribution Agreement.

If the foregoing is in accordance with the understanding of the parties hereto, please sign and return to us five counterparts hereof, and upon acceptance hereof by the parties hereto, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the parties hereto and the Company.

TARGET CORPORATION

By:
Authorized Officer

Accepted:

[MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: ]

[BANC OF AMERICA SECURITIES LLC

BY: ]

[BANC ONE CAPITAL MARKETS, INC.

BY: ]

[CITIGROUP GLOBAL MARKETS INC.

BY: ]

[GOLDMAN, SACHS & CO.

By: ]

[J.P. MORGAN SECURITIES INC.

By: ]

[LEHMAN BROTHERS INC.

By:	]

Schedule to Annex I

Title of Purchased Securities:

      % Medium-Term Notes, Series J

Aggregate Principal Amount:

$                     or units of other Specified Currency

Price to Public:

Purchase Price by [Name(s) of Agent(s)]:

   % of the principal amount of the Purchased Securities, plus accrued interest from                           to                           [and accrued amortization, if any, from                           to                         ].

Method of Specified Funds for Payment of Purchase Price:  Same Day Funds

Payment of Expenses:

Indenture:

Indenture, dated as of August 4, 2000, as amended or supplemented from time to time between the Company and Bank One Trust Company, N.A., as Trustee.

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:

[                         %]

Interest Payment Dates:

[months and dates]

Other Terms:

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[(l)                                 The officers’ certificate referred to in Section 4(k).]

[(2)                              The opinions of counsel to the Company referred to in Section 4(i).]

[(3)                              The opinion of counsel to the Agents referred to in Section 4(h).]

[(4)                              The accountants’ letters referred to in Section 4(j).]

Syndicate Provisions:

[Set forth any syndicate terms, including any restrictions on sales of securities similar to the Purchased Securities.]

Procedures Relating to Settlement:

ANNEX II

TARGET CORPORATION

Administrative Procedure

This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated August 19, 2003 (the “Distribution Agreement”), among Target Corporation (the “Company”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Lehman Brothers Inc. (together, the “Agents”), to which this Administrative Procedure is attached as Annex II.  Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.  To the extent any procedure set forth below conflicts with the provisions of the Securities, the Indenture or the Distribution Agreement, the relevant provisions of the Securities, the Indenture and the Distribution Agreement shall control.

The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below.  The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the “Purchasing Agent.”

The Company will advise each Agent of those persons at the Company with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

The Trustee will be the initial Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Securities and will perform the duties specified herein.  Each Security will be issued only in fully registered form and will be represented by either a global security (a “Global Security”) delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Security”) or a certificate issued in definitive form (a “Certificated Security”) delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

Book-Entry Securities, which may be payable only in U.S. dollars, will be issued in accordance with the Administrative Procedure set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I:                             ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of May 26, 1989 (the “Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Posting Rates by the Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent.  The Company may establish a fixed set of interest rates and maturities for an offering period (“posting”).  If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent.  Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part.  Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent.  The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities.  If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Selling Agent and Settlement Procedures:

A.                                   After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)                                  Principal Amount of Book-Entry Securities to be purchased;

(2)                                  If a Fixed Rate Book-Entry Security, the interest rate, the Interest Payment Dates, the initial Interest Payment Date and whether such Security is an Amortizing Security, and if so, the amortization schedule;

(3)                                  Trade Date;

(4)                                  Settlement Date;

(5)                                  Maturity Date;

(6)                                  If denominated or payable in a currency other than U.S. dollars, the relevant provisions relating thereto;

(7)                                  If payments thereon are to be determined by reference to an index, the relevant provisions relating thereto;

(8)                                  Issue Price;

(9)                                  Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)                            Net Proceeds to the Company;

(11)                            If a redeemable or repayable Book-Entry Security, provisions relating to such redemption or repayment;

(12)                            If an extendable or renewable Book-Entry Security, provisions relating to such extension or renewal;

(13)                            If a Book-Entry Security that is optionally or mandatorily convertible or exchangeable into or for stock or other securities of an entity unaffiliated with the Company, provisions relating to such conversion or exchange;

(14)                            If a Floating Rate Book-Entry Security, such of the following as are applicable:

(i)                                     Interest Rate Basis,

(ii)                                  Index Maturity,

(iii)                               Spread or Spread Multiplier,

(iv)                              Maximum Rate,

(v)                                 Minimum Rate,

(vi)                              Initial Interest Rate,

(vii)                           Interest Reset Dates,

(viii)                        Calculation Dates,

(ix)                                Interest Determination Dates,

(x)                                   Interest Payment Dates,

(xi)                                Regular Record Dates, and

(xii)                             Calculation Agent;

(15)                            Name, address and taxpayer identification number of the registered owner(s);

(16)                            Denomination of certificates to be delivered at settlement;

(17)                            Selling Agent or Purchasing Agent;

(18)                            Original Issue Discount provisions, if any; and

(19)                            Any other applicable terms.

B.                                     After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means.  The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

C.                                     The Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, and DTC shall forward such information to such Agent and Standard & Poor’s Corporation:

(1)                                  The applicable Sale Information;

(2)                                  CUSIP number of the Global Security representing such Book-Entry Security;

(3)                                  Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

(4)                                  Number of the participant account maintained by DTC on behalf of the Selling Agent or Purchasing Agent, as the case may be;

(5)                                  Whether such Security is an Amortizing Security (by an appropriate notation in the comments field of DTC’s Participant Terminal System);

(6)                                  The interest payment period; and

(7)                                  Initial Interest Payment Date for such Book-Entry Security.

D.                                    The Trustee will complete the Global Security, in the form previously approved by the Company, the Agents and the Trustee.

E.                                      The Trustee will authenticate the Global Security representing such Book-Entry Security.

F.                                      DTC will credit such Book-Entry Security to the Trustee’s participant account at DTC.

G.                                     The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Security to the Trustee’s participant account and credit such Book-Entry Security to such Agent’s participant account at DTC, and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Book-Entry Security less such Agent’s commission.  The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

H.                                    Unless the relevant Agent is the end purchaser of such security, such Selling or Purchasing Agent, as the case may be, will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Security to such Agent’s participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

I.                                         Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.                                        Upon confirmation of receipt of funds, the Trustee will transfer to an account previously specified by the Company to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “G”.

K.                                    Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

L.                                      Unless the relevant Agent is the end purchaser of such security, such Selling or Purchasing Agent, as the case may be, will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

M.                                 DTC will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom DTC has credited Book-Entry Securities.

Preparation of Pricing Supplement by Company:

If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 11:00 a.m., New York City time, on the Business Day following the Trade Date (as defined below).  The Company will arrange to file a copy of the Pricing Supplement with the Commission not later than the close of business of the Commission on the fifth Business Day following the date on which such Pricing Supplement is first used.

Deliveries of Pricing Supplements made in accordance with this section, if sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, shall be sufficient when delivered to Merrill Lynch Production Technologies, 4 Corporate Place, Piscataway, New Jersey 08854, Attention: Diane Walker, Email Address: mtnsuppl@na2.us.ml.com, Fax No. (732) 878-6481, Phone No. (732) 878-6536, and if sent to Citigroup Global Markets Inc., shall be sufficient when delivered to Brooklyn Army Terminal, 140 58th Street, 5th Floor, Brooklyn, New York 11220, Attention:  Diane Graham, Fax No. (718) 765-6734, Phone No. (718) 765-6736.

In each instance that a Pricing Supplement is prepared, the relevant Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Book-Entry Security or its agent.  Pursuant to Rule 434 under the Securities Act, the Pricing Supplement may be delivered separately from the Prospectus.  Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions.  In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.

Date of Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute “settlement” with respect to such Book-Entry Security.  All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is on or before the third Business Day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day after the Trade Date.

Settlement Procedure Timetable:

For offers to purchase Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the first Business Day after the Trade Date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure		Time

A-B	11:00 a.m.	on the Trade Date
C	5:00 p.m.	on the Trade Date
D	3:00 p.m.	on the day before the Settlement Date
E	9:00 a.m.	on the Settlement Date
F	10:00 a.m.	on the Settlement Date
G	2:00 p.m.	on the Settlement Date
I	4:45 p.m.	on the Settlement Date
J-L	5:00 p.m.	on the Settlement Date

If a sale is to be settled more than one Business Day after the Trade Date, Settlement Procedures A, B and C shall be completed as soon as practicable but in no event later that 11:00 a.m. and 5:00 p.m., as the case may be, on the first Business Day after the Trade Date.  If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure “A” is completed and the Settlement Date is at least three Business Days after the Trade Date, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 11:00 a.m. and 12:00 noon, respectively, on the second Business Day immediately preceding the Settlement Date.  Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Security is rescheduled or cancelled, the Trustee, upon obtaining knowledge thereof, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Security to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited.  If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security “cancelled”, make appropriate entries in the Trustee’s records and send such cancelled Global Security to the Company.  The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be cancelled and not immediately reassigned.  If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter delivery orders through DTC’s Participant Terminal System debiting such Book-Entry Security to such participant’s account and crediting such Book-Entry Security to such Agent’s account and then debiting such Book-Entry Security to such Agent’s participant account and crediting such Book-Entry Security to the Trustee’s participant account and shall notify the Company and the Trustee thereof.  Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure J, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph.  If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect.  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures  “D”, “E” and G, for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records.  The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

PART II:                                                 ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent.  The Company may establish a fixed set of interest rates and maturities for an offering period (“posting”).  If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent.  Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part.  Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent.  The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities.  If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Selling Agent:

After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly on the Sale Date the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)                                  Principal Amount of Certificated Securities to be purchased;

(2)                                  If a Fixed Rate Certificated Security, the interest rate, the Interest Payment Dates, the initial Interest Payment Date and whether such Security is an Amortizing Security, and if so, the Amortization Schedule;

(3)                                  Trade Date;

(4)                                  Settlement Date;

(5)                                  Maturity Date;

(6)                                  If denominated or payable in a currency other than U.S. dollars, the relevant provisions relating thereto;

(7)                                  If payments thereon are to be determined by reference to an index, the relevant provisions relating thereto;

(8)                                  Issue Price;

(9)                                  Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)                            Net Proceeds to the Company;

(11)                            If a redeemable or repayable Certificated Security, provisions relating to such redemption or repayment;

(12)                            If an extendable or renewable Certificated Security, provisions relating to such extension or renewal;

(13)                            If a Certificated Security that is optionally or mandatorily convertible or exchangeable into or for stock or other securities of an entity unaffiliated with the Company, provisions relating to such conversion or exchange;

(14)                            If a Floating Rate Certificated Security, such of the following as are applicable:

(i)                                     Interest Rate Basis,

(ii)                                  Index Maturity,

(iii)                               Spread or Spread Multiplier,

(iv)                              Maximum Rate,

(v)                                 Minimum Rate,

(vi)                              Initial Interest Rate,

(vii)                           Interest Reset Dates,

(viii)                        Calculation Dates,

(ix)                                Interest Determination Dates,

(x)                                   Interest Payment Dates,

(xi)                                Regular Record Dates, and

(xii)                             Calculation Agent;

(15)                            Name, address and taxpayer identification number of the registered owner(s) and address for payment of principal and interest;

(16)                            Denomination of certificates to be delivered at settlement;

(17)                            Original Issue Discount provisions, if any;

(18)                            Selling Agent or Purchasing Agent; and

(19)                            Any other applicable terms.

Preparation of Pricing Supplement by Company:

If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date.  The Company will arrange to file a copy of the Pricing Supplement with the Commission not later than the close of business of the Commission on the fifth Business Day following the date on which such Pricing Supplement is first used.

Deliveries of Pricing Supplements made in accordance with this section, if sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, shall be sufficient when delivered to Merrill Lynch Production Technologies, 4 Corporate Place, Piscataway, New Jersey 08854, Attention: Diane Walker, Email Address: mtnsuppl@na2.us.ml.com, Fax No. (732) 878-6481, Phone No. (732) 878-6536, and if sent to Citigroup Global Markets Inc., shall be sufficient when delivered to Brooklyn Army Terminal, 140 58th Street, 5th Floor, Brooklyn, New York 11220, Attention:  Diane Graham, Fax No. (718) 765-6734, Phone No. (718) 765-6736.

In each instance that a Pricing Supplement is prepared, the relevant Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Certificated Security or its agent.  Pursuant to Rule 434 under the Securities Act, the Pricing Supplement may be delivered separately from the Prospectus.  Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions.  In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the “Settlement Date”) which is the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Certificated Securities:

After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 12:00 noon, New York City time, on the Settlement Date.  Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities, in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 12:00 noon, New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor.  On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent’s commission on or before 12:00 noon, New York City time, on the Settlement Date.  The Company shall not use any proceeds advanced by a Selling Agent to acquire securities prior to the Selling Agent receiving the Certificated Securities from the Company.

In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 12:00 noon, New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent’s discount.

Failure of Purchaser to Pay Selling Agent:

If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.  The Selling Agent will immediately return the Certificated Security to the Trustee.  Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security.  If the failure shall have occurred for any reason other than a default by such Selling Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

ANNEX III

Pursuant to Sections 4(j) and 6(e), as the case may be, of the Distribution Agreement, the Company’s independent certified public accountants shall furnish letters to the effect that:

(i)            They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)           In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

(iii)          In their opinion, the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(iv)          On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)          the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act

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as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles for interim financial statements applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(B)           any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C)           the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D)          any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)           as of a specified date not more than five days prior to the date of such letter, when compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, there have been

•                                          any changes in the consolidated capital stock (other than issuances of common stock pursuant to stock option and other compensatory plans and arrangements adopted by the Board of Directors of the Company, issuances of common stock upon conversions of convertible preferred stock and repurchases by the Company under its publicly announced common stock buy back programs authorized by the Company’s Board of Directors on January 13, 1999 and March 8, 2000, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus), or

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•                                          any increase in the consolidated long-term debt (excluding capital leases and commercial paper backed by long-term credit facilities and increases solely due to the provisions of SFAS 133 relating to interest rate swaps) of the Company or any of its subsidiaries, or

•                                          any decrease in consolidated working capital greater than 1.5% of the Company’s most recent fiscal year-end total consolidated assets (treating all commercial paper as a current liability), or

•                                          any decreases in consolidated shareholders’ investment greater than 0.5% of the Company’s most recent fiscal year-end total consolidated assets (excluding decreases resulting from normally recurring dividends), or

•                                          any decreases or increases in other items specified by the Agents in each case except for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)                                 for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E), when compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, there were

•                                          any decreases in consolidated net sales or earnings before income taxes and extraordinary charges, or

•                                          any decreases in the total or per share amounts of consolidated net income or other items specified by the Agents, or

•                                          any increases in any items specified by the Agents,

in each case except for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(v)                                 In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts,

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percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(e) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as defined in such Agreement, as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.

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